NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS FIRST QUARTER 2019 RESULTS

•	$311.2 million in sales, up 8.8 percent, compared to $285.9 million in sales in Q1 2018, led by Supply Chain Services

•	Net income of $7.3 million versus $4.5 million compared to Q1 2018

•	GAAP diluted EPS of $0.40, compared to $0.24 in Q1 2018

•	$21.1 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”) versus $17.9 million in Q1 2018

Houston, TX – May 7, 2019 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2019. The following are results for the three months ended March 31, 2019, compared to the three months ended March 31, 2018. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2019 financial highlights:

•	Sales increased 8.8 percent to $311.2 million, compared to $285.9 million for the first quarter of 2018.

•	Earnings per diluted share for the first quarter was $0.40 based upon 18.4 million diluted shares, compared to $0.24 per share in the first quarter of 2018.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter was $21.1 million compared to $17.9 million for the first quarter of 2018, an increase of 17.7 percent. EBITDA as a percentage of sales was 6.8 percent and 6.3 percent, respectively, comparing the first quarter of 2019 versus 2018.

David R. Little, Chairman and CEO commented, “We are off to a good start again in 2019. Our first quarter performance shows the team maintained momentum and delivered on expected results. The oil and gas and industrial economy continues to remain firm with all key indicators remaining positive. During the first quarter, we achieved 8.8 percent organic sales growth and believe we continue to expand our leading market positions across our business segments. Our strong earnings per share growth speaks to our team's execution and focus on continuous improvement. DXP’s first quarter 2019 sales were $311.2 million while EBITDA increased 17.7 percent year-over-year. In terms of our business segments for the first quarter of 2019, sales were $186.2 million for Service Centers, $74.7 million for Innovative Pumping Solutions and $50.3 million for Supply Chain Services. Business segment operating income increased 13.7 percent year-over-year. We delivered on our financial results as our markets and customers continue to perform. Entering the second quarter, we look forward to continued strength in our end markets while we drive operational excellence.”

Kent Yee, CFO, remarked, “The first quarter of 2019 financial results were great to see. Our year-over-year financial results continue to reflect the growth we experienced in fiscal 2018. Solid sales growth, accompanied by in-line diluted earnings per share. Our current run rate sales volumes should allow us to leverage operating expenses, deliver on profitability and will lead to strong cash flow generation. We remain confident in the momentum continuing in our business segments and a strong 2019. Total debt outstanding as of March 31, 2019 was $247.9 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.2:1.0.”

We will host a conference call regarding 2019 first quarter results on the Company’s website (www.dxpe.com) Tuesday, May 7, 2019 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Sales	$311,225	$285,936
Cost of sales	227,025	209,491
Gross profit	84,200	76,445
Selling, general and administrative expenses	69,384	65,296
Operating income	14,816	11,149
Other income, net	(33)	(22)
Interest expense	5,040	5,041
Income before income taxes	9,809	6,130
Provision for income taxes	2,622	1,636
Net income	7,187	4,494
Net loss attributable to NCI*	(104)	(57)
Net income attributable to DXP Enterprises, Inc.	7,291	4,551
Preferred stock dividend	23	23
Net income attributable to common shareholders	$7,268	$4,528

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.40	$0.24

Weighted average common shares and common equivalent shares outstanding	18,406	18,741

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•	Service Centers’ revenue for the first quarter was $186.2 million, an increase of 6.2 percent year-over-year with a 10.2 percent operating income margin.

•	Innovative Pumping Solutions’ revenue for the first quarter was $74.7 million, an increase of 10.5 percent year-over-year with a 9.1 percent operating income margin.

•	Supply Chain Services’ revenue for the first quarter was $50.3 million, an increase of 17.2 percent year-over-year with an 8.1 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Sales		Operating Income
	Three Months Ended March 31,		Three Months Ended March 31,
Business Segment	2019	2018	2019	2018
Service Centers	$186,179	$175,362	$18,980	$15,830
Innovative Pumping Solutions	74,723	67,642	6,799	6,382
Supply Chain Services	50,323	42,932	4,086	4,054
Total DXP Sales	$311,225	$285,936	$29,865	$26,266

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended March 31,
	2019	2018
Operating income for reportable segments	$29,865	$26,266
Adjustment for:
Amortization of intangibles	3,814	4,358
Corporate expenses	11,235	10,759
Total operating income	14,816	11,149
Interest expense	5,040	5,041
Other income, net	(33)	(22)
Income before income taxes	9,809	6,130

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,		Three Months Ended December 31,
	2019	2018	2018
Net income	7,187	4,494	11,102
Plus: income tax expense	2,622	1,636	4,223
Plus: interest expense	5,040	5,041	4,978
Plus: depreciation and amortization	6,206	6,714	6,454

EBITDA	21,055	17,885	26,757

Plus: NCI loss before tax	137	57	37
Plus: stock compensation expense	505	736	526

Adjusted EBITDA	21,697	18,678	27,320

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	As of March 31, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash	$30,606	$40,304
Restricted cash	122	215
Accounts receivable, net of allowances for doubtful accounts	197,267	191,829
Inventories	121,754	114,830
Costs and estimated profits in excess of billings	38,150	32,514
Prepaid expenses and other current assets	5,597	4,938
Federal income taxes receivable	—	960
Total current assets	$393,496	$385,590
Property and equipment, net	51,404	51,330
Goodwill	194,052	194,052
Other intangible assets, net of accumulated amortization	63,609	67,207
Operating lease right-of-use assets	70,851	—
Other long-term assets	1,795	1,783
Total assets	$775,207	$699,962

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,414	$3,407
Trade accounts payable	92,460	87,407
Accrued wages and benefits	16,882	21,275
Customer advances	3,867	3,223
Billings in excess of costs and estimated profits	8,207	10,696
Federal income taxes payable	67	—
Current-portion operating lease liability	17,660	—
Other current liabilities	16,075	17,269
Total current liabilities	$158,632	$143,277
Long-term debt, less unamortized debt issuance costs	236,591	236,979
Long-term operating lease liability	52,993	—
Other long-term liabilities	988	2,819
Deferred income taxes	9,422	8,633
Total long-term liabilities	$299,994	$248,431
Total Liabilities	$458,626	$391,708
Equity:
Total DXP Enterprises, Inc. equity	315,279	306,848
Non-controlling interest	1,302	1,406
Total Equity	$316,581	$308,254
Total liabilities and equity	$775,207	$699,962

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended March 31,
	2019	2018

Net cash used in operating activities	(5,310)	(808)
Less: purchase of equipment	2,312	791
Plus: proceeds from sales of assets	29	—

Free cash flow	(7,593)	(1,599)